EXHIBIT 99.1

PRESS RELEASE
For Immediate Release
Contact :	Ken F. Parsons, Sr. – Chairman / CEO
(253) 441-4000
(253) 441-4030 (Fax)

Venture Financial Group, Inc. Postpones Initial Public Offering

DuPont, Washington, September 26, 2007 - Venture Financial Group, Inc., parent company of Venture Bank, today announced that it has decided to postpone its initial public offering due to adverse market conditions.

Chief Executive Officer Ken F. Parsons, Sr. said that “Our decision to postpone the offering at this time is primarily due to market conditions for financial institution stocks. We remain committed to enhancing shareholder value. When market conditions improve we will revisit our decision to go public.”

About Venture Financial Group, Inc.

Venture Financial Group, Inc. is a bank holding company. Its wholly owned subsidiary, Venture Bank, is a Washington state-chartered bank with 18 financial centers in four western Washington counties and offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products, and other banking services. Venture Bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc.